As filed with the Securities and Exchange Commission on July 31, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BAUSCH HEALTH COMPANIES INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	98-0448205 (I.R.S. Employer Identification No.)

2150 St. Elzéar Blvd. West
Laval, Québec
Canada, H7L 4A8 (514) 744-6792
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Bausch Health Companies Inc. 2025 Employee Stock Purchase Plan
(Full Title of the Plan)

Jean-Jacques Charhon
Executive Vice President and Chief Financial Officer
Bausch Health Companies Inc.

c/o Bausch Health US, LLC

400 Somerset Corporate Blvd.

Bridgewater, NJ 08807
(866) 246-8245
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering 5,000,000 common shares, no par value (“Common Shares”), of Bausch Health Companies Inc. (the “Company” or the “Registrant”) that are issuable at any time or from time to time under Bausch Health Companies Inc. 2025 Employee Stock Purchase Plan (the “Plan”). The Plan was adopted by the Board of Directors of the Company on March 27, 2025, subject to shareholder approval. At the Company’s annual meeting of shareholders held on May 13, 2025, the Company’s shareholders approved the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Form S-8 instructions. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed with the U.S. Securities Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 20, 2025 (the “Annual Report”), including the sections of the Company’s definitive proxy statement on Schedule 14A for the Company’s 2025 annual meeting of shareholders, as filed with the Commission on April 2, 2025, as amended, incorporated by reference in the Annual Report;

(b) The Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the Commission on May 1, 2025 and July 30, 2025, respectively;

(c) The Company’s Current Reports on Form 8-K filed with the Commission on March 19, 2025, March 25, 2025, April 9, 2025, April 15, 2025, May 14, 2025, May 15, 2025,  May 21, 2025, June 10, 2025, June 18, 2025, June 27, 2025, July 10, 2025, July 24, 2025 and July 29, 2025; and

(e) The description of the Company’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), originally filed as Exhibit 4.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 19, 2020.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01, or related exhibits under Item 9.01, of Form 8-K or other information “furnished” to the Commission), shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01, or related exhibits under Item 9.01, of Form 8-K.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Certificate of Continuation, dated August 9, 2013, originally filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 13, 2013*
4.2	Notice of Articles of the Company, as of July 16, 2018, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 16, 2018*
4.3	Articles of the Company, as of July 13, 2018 and dated August 8, 2013, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 16, 2018*
5.1	Opinion of Norton Rose Fulbright Canada LLP
23.1	Consent of PricewaterhouseCoopers LLP (U.S.)
23.2	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	Bausch Health Companies Inc. 2025 Employee Stock Purchase Plan, originally filed as Exhibit B to the Company’s Management Proxy Circular and Proxy Statement on Schedule 14A filed on April 2, 2025
107	Filing Fee Table

_____________________________

*Incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Bridgewater, State of New Jersey, on July 31, 2025.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Thomas J. Appio
Thomas J. Appio
Chief Executive Officer
(Principal Executive Officer)

BAUSCH HEALTH US, LLC,
as Authorized Representative in the United States

By:	/s/ Jean-Jacques Charhon
	Name:	Jean-Jacques Charhon
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

The undersigned directors and officers of Bausch Health Companies Inc. hereby appoint each of Thomas J. Appio and Jean-Jacques Charhon as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Appio Thomas J. Appio	Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2025

/s/ Jean-Jacques Charhon Jean-Jacques Charhon	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 31, 2025

/s/ Steven Lee Steven Lee	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 31, 2025

/s/ John A. Paulson John A. Paulson	Chairperson of the Board, Director	July 31, 2025

/s/ Christian A. Garcia Christian A. Garcia	Director	July 31, 2025

/s/ Michael Goettler Michael Goettler	Director	July 31, 2025

/s/ Brett M. Icahn Brett M. Icahn	Director	July 31, 2025

/s/ Sarah B. Kavanagh Sarah B. Kavanagh	Director	July 31, 2025

/s/ Frank D. Lee Frank D. Lee	Director	July 31, 2025

/s/ Sandra Leung Sandra Leung	Director	July 31, 2025

/s/ Steven D. Miller Steven D. Miller	Director	July 31, 2025

/s/ Richard C. Mulligan Richard C. Mulligan	Director	July 31, 2025

/s/ Robert N. Power Robert N. Power	Director	July 31, 2025

/s/ Amy B. Wechsler Amy B. Wechsler	Director	July 31, 2025